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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-93668, 333-91556 and 333-125995) pertaining to the 1993 Directors' Stock Option Plan of Incyte Corporation, (Form S-8 Nos. 333-47178, 333-63069, 333-67598, 333-83291, 333-91542 and 333-143753) pertaining to the 1991 Stock Plan of Incyte Corporation, (Form S-8 Nos. 333-108013 and 333-134472) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Corporation, (Form S-3 No. 333-138866) pertaining to the 3 1/2% Convertible Senior Notes due 2011 and shares of Common Stock issuable upon conversion of the notes, and (Form S-3 No. 333-119603) pertaining to the registration of Common Stock, as applicable, of our report dated February 26, 2008, with respect to the consolidated financial statements and schedule of Incyte Corporation and the effectiveness of internal control over financial reporting of Incyte Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Philadelphia, PA
March 6, 2008

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  Exhibit 23.1